UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2006
THE BANC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-25033 (Commission File Number)	63-1201350 (IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama (Address of Principal Executive Offices)	35203 (Zip Code)
(205) 327-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On April 29, 2006, The Banc Corporation and Community Bancshares, Inc. (“Community”) entered into a definitive agreement under which Community will merge with The Banc Corporation in a stock transaction valued at approximately $99 million based on current market prices for The Banc Corporation common stock. Under the terms of the merger agreement, The Banc Corporation will exchange 0.8974 shares of its common stock for each share of Community stock. In addition, Community stockholders could receive a special cash dividend of up to $0.50 per share, with a maximum of $4.4 million in the aggregate, payable at consummation of the transaction subject to various conditions specified in the merger agreement. Completion of the merger is subject to approval of the transaction by the stockholders of both companies, to the receipt of required regulatory approvals, and to the satisfaction of usual and customary closing conditions.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
     On May 1, 2006, The Banc Corporation and Community issued a joint press release announcing their entry into the definitive merger agreement described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99-1.
     On May 1, 2006, representatives of The Banc Corporation will make presentations at an investor conference using slides containing the information attached to this Form 8-K as Exhibit 99-2. We expect to use such slides, possibly with variations, at other investor presentations after that date.
Additional Information and Where To Find It
     The information contained in the slides is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do to from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
     The information contained in this Form 8-K may be deemed to be solicitation material with respect to the proposed merger. The Banc Corporation plans to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger. That registration statement will contain a joint proxy statement/prospectus to be distributed to the respective shareholders of The Banc Corporation and Community Bancshares, Inc. in connection with their respective votes on the proposed merger.

     SHAREHOLDERS OF THE BANC CORPORATION AND OF COMMUNITY BANCSHARES, INC. ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
     The joint proxy statement/prospectus will be mailed to the shareholders of each of The Banc Corporation and Community Bancshares, Inc. Investors and security holders may also obtain free copies of the documents filed with the SEC (including any documents incorporated by reference) from the SEC’s website, www.sec.gov. Such documents may also be obtained from The Banc Corporation by contacting Tom Jung, Executive Vice President, at (205) 327-3547, or from Community Bancshares, Inc. by contacting William H. Caughran, General Counsel, at (205) 429-1000.
     The Banc Corporation, Community Bancshares, Inc. and their respective directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding The Banc Corporation’s directors and executive officers is available in the proxy statement for The Banc Corporation’s 2006 annual meeting of stockholders, which is available on The Banc Corporation’s website at www.superiorbank.com/fs_investor_relations.html. Information regarding Community Bancshares, Inc.’s directors and executive officers is available in Community Bancshares, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is available at www.snl.com/Irweblinkx/doc.aspx?iid=1019667&did=2418355. Additional information regarding the interests of such directors and executive officers will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 99-1 Press Release of The Banc Corporation dated May 1, 2006.
Exhibit 99-2 Investor presentation of The Banc Corporation in use beginning May 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE BANC CORPORATION
Date: May 1, 2006	By:	/s/Rick D. Gardner
Rick D. Gardner
Chief Operating Officer

4